Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” in the Registration Statement Form S-3, which contains a post-effective amendment to Oklahoma Gas and Electric Company’s previously filed Registration Statement on Form S-3 (Reg. No. 333-104615), and related Prospectus of Oklahoma Gas and Electric Company for the registration of $400,000,000 of Senior Notes and to the incorporation by reference therein of our reports dated February 23, 2005, with respect to the financial statements and schedule of Oklahoma Gas and Electric Company, Oklahoma Gas and Electric Company management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Oklahoma Gas and Electric Company included in its Annual Report (Form 10-K) for the year ended December 31, 2004, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Oklahoma City, Oklahoma
August 24, 2005